                   SHELDON L. GINSBERG RETIREMENT BENEFIT PLAN

                                       OF

                        LAZARE KAPLAN INTERNATIONAL INC.

                          EFFECTIVE AS OF JUNE 1, 1997

                                TABLE OF CONTENTS

                                                                                 Page

PRELIMINARY STATEMENT...........................................................  1

ARTICLE I                DEFINITIONS............................................  1

         Section 1.1     Definitions............................................  1
         Section 1.2     Rules of Construction..................................  14

ARTICLE II               ORGANIZATIONAL MATTERS.................................  15

         Section 2.1     Nature of Plan.........................................  15
         Section 2.2     Name of Plan...........................................  15

ARTICLE III              THE POLICY.............................................  15

         Section 3.1     Purchase...............................................  15
         Section 3.2     Ownership..............................................  16
         Section 3.3     Payment of Premiums....................................  16
         Section 3.4     Payment of Tax-Related Bonuses.........................  16
         Section 3.5     Endorsement............................................  17
         Section 3.6     Collection of Death Proceeds...........................  17

ARTICLE IV               ALLOCATION OF DEATH BENEFIT............................  17

         Section 4.1     Death Prior to Cessation
                           of Employment........................................  17

         Section 4.2     Death Subsequent to Retirement.........................  18
         Section 4.3     Death Subsequent to Noncausal
                           Termination..........................................  18

         Section 4.4     Death Subsequent to Casual
                           Termination..........................................  19

         Section 4.5     Death Subsequent to Termination
                           on Account of Disability.............................  19

ARTICLE V                RETIREMENT BENEFITS....................................  20

         Section 5.1     Normal Retirement......................................  20
         Section 5.2     Noncausal Termination..................................  22
         Section 5.3     Cessation of Employment Within
                           Change in Control Period.............................  22

                                       (i)

ARTICLE VI               DISABILITY BENEFITS....................................  23

         Section 6.1     Disability Benefit Payments............................  23
         Section 6.2     Disability on or after Normal
                           Retirement Date......................................  25

ARTICLE VII              INSURER INSOLVENCY.....................................  26

         Section 7.1     Retirement Benefits....................................  26
         Section 7.2     Disability Benefits....................................  27
         Section 7.3     Curative Adjustments...................................  28

ARTICLE VIII             AMENDMENT..............................................  28

ARTICLE IX               ADMINISTRATION.........................................  29

         Section 9.1     Administrative Committee...............................  29
         Section 9.2     Administration Costs...................................  29
         Section 9.3     Legal Limitation.......................................  29
         Section 9.4     Records................................................  29
         Section 9.5     Claims Procedure.......................................  30

ARTICLE X                MISCELLANEOUS..........................................  31

         Section 10.1    No Transfers...........................................  31
         Section 10.2    Nature of Plan; Remedies...............................  31
         Section 10.3    Headings and Captions..................................  31
         Section 10.4    Construction...........................................  32
         Section 10.5    Late Payments..........................................  32
         Section 10.6    Assignment.............................................  32
         Section 10.7    Severability...........................................  32
         Section 10.8    Applicable Law.........................................  32
         Section 10.9    Jurisdiction; Counsel Fees.............................  32
         Section 10.10   Notices; Etc...........................................  33

ERISA RIGHTS.............................................  APPENDIX A

OTHER INFORMATION........................................  APPENDIX B

SPECIMEN POLICY..........................................  EXHIBIT A

SPLIT DOLLAR ENDORSEMENT................................   EXHIBIT B

PROCEDURE FOR DETERMINING PRIMARY
  BENEFIT TAX AMOUNT....................................   EXHIBIT C

PROCEDURE FOR DETERMINING PLAN TAX SAVINGS..............   EXHIBIT D

                                      (ii)

                              PRELIMINARY STATEMENT

         In recognition of the contribution Mr. Sheldon L. Ginsberg has made to its overall success and to encourage Mr. Ginsberg to remain in its employ, Lazare Kaplan International Inc. wishes to provide Mr. Ginsberg with certain benefits. To accomplish the foregoing, a retirement benefit plan has been adopted that reads in its entirety as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.1 Definitions. Whenever used in this instrument, the following terms have the respective meanings set forth in this Section 1.1.

         "Administrative Committee" means the committee appointed pursuant to
Section 9.1 to manage and administer this Plan.

         "Affiliate" means any entity that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Company.

         "Aggregate Premium Amount" means the greater of (x) the aggregate amount of Premiums paid by the Company on or before the Date of Death or due and owing on such Date, or (y) the cash surrender value of the Policy on such the Date.

         Assumed Cash Value" means, for any day of any Plan Year, the cash surrender value the Policy would have on such day if (i) any dividend declared on the Policy for any prior Plan Year was applied as a net single premium to purchase paid-up whole life insurance or to fund a Permitted Payment; (ii) the Policy has not lapsed on account of nonpayment of Premiums; (iii) the Policy has not been surrendered in whole or in part (unless any amount obtained upon such surrender has been applied to fund a Permitted Payment); (iv) no loan has been taken from the Insurer with respect to the Policy (unless the proceeds from such loan have been applied to fund a Permitted Payment); and (v) the Company funded all Permitted Payments made on or before such day with amounts obtained from the Insurer upon partial surrender of the Policy to the extent the amounts so obtained could be excluded from its gross income for federal income tax purposes pursuant to Section 72(e) of the Code, funded the balance of such Payments with loans taken from the Insurer with respect to the Policy and paid any interest on such loans when due.

         "Beneficiary" means the person or persons the Company has designated as the beneficiary or beneficiaries under the Policy.

         "Board of Directors" means the board of directors of the Company.

         "Business Day" means any day on which banks within the State of New York are required to be opened for business.

         "Causal Termination Month" means the month in which the Participant's employment was terminated for Cause by action on the part of the Company.

         "Cause" means, with respect to the Participant, conduct that is demonstrably and materially injurious to the Company that a majority of the entire membership of the Board of Directors determines constituted (i) fraud, misappropriation or embezzlement; (ii) a breach of fiduciary duty involving personal profit; (iii) a willful failure (after written notice thereof and an adequate opportunity to correct) to perform stated a task within the scope of his duties, including a willful failure to comply with a lawful resolution of the Board of Directors; or (iv) a willful violation of any law (other than a misdemeanor) of which the Participant was aware.

         "Change in Control" means, with respect to the Company, (i) the acquisition by one person or entity, or more than one person or entity acting as a group, within any twelve- (12-) month period, of ownership of Voting Shares possessing more than thirty percent (30%) of the total voting power for the election of the Board of Directors (excluding, however, acquisitions by (A) the Company or its Affiliates, (B) any employee benefit plan sponsored by the Company or its Affiliates or (C) a Tempelsman Family Member or any entity controlled by one or more such Members; (ii) the consummation of a consolidation or merger of the Company with and into, or a transfer of all or substantially all the assets of the Company to, another entity, other than an entity in which those persons holding Voting Shares immediately prior to such transaction, have substantially the same proportionate voting rights in respect of such entity, immediately after such transaction, as they had in respect of the Company immediately prior to such transaction; (iii) the approval by the shareholders of the Company and/or the Board of Directors of a plan for the liquidation or dissolution of the Company; or (iv) the appointment of any person to the Board of Directors if, by such appointment, a majority of the members of such Board ceases to consist of individuals who are Continuing Directors.

         "Change in Control Period" means, with respect to any day on which a Change in Control occurs, the two- (2-) year period beginning with such day.

         "Code" means the Internal Revenue Code of 1986, as amended, or any corresponding provisions of any subsequent federal revenue law.

         "Company" means Lazare Kaplan International Inc, a Delaware corporation, its successors and assigns.

         "Continuing Director" means a member of the Board of Directors who either (i) was a member of such Board on the Effective Date, or (ii) was nominated or appointed (before his initial election) to serve as a member by a majority of the members of such Board who were persons described in clause (i) hereof at the time of such nomination or appointment.

         "Date of Death" means the date on which the Participant dies.

         "Date of Death Month" means the month that includes the Date of Death.

         "Death Benefit Date" means the date on which the death benefit payable under the Policy is paid.

         "Death Benefit Payment" means a payment of an amount equal to the amount by which (x) the sum of the death benefit paid to the Company under the Policy, the amount of any Unanticipated Indebtedness existing on the Date of Death and the amount of Unanticipated Withdrawals made prior to such Date, exceeds (y) the aggregate amount of Premiums paid by the Company on or before such Date (or due and owing on such Date).

         "Disability" means, with respect to the Participant, any medically determinable physical or mental impairment that the Administrative Committee, on the basis of competent medical evidence, reasonably expects to result in death, or to be of long-continued and indefinite duration of not less than twelve months, and considers to have rendered the Participant substantially unable to perform his stated duties on a full-time basis.

         "Disability Adjustment Payment" means, for any Disability Benefit Carryover Year, a payment of an amount equal to the amount, if any, by which (x) the sum of the Plan Tax Savings at the close of such Year and the aggregate amount of Disability Adjustment Reimbursement Payments received by the Company pri-or to the close of such Year, exceeds (y) the sum of the aggregate amount of Disability Primary Benefit Tax Payments paid prior to the close of such Year and the aggregate amount of Disability Adjustment Payments paid prior to such time.

         "Disability Adjustment Reimbursement Payment " means, for any Disability Benefit Carryover Year, the amount, if any, by which (x) the sum of the aggregate amount of Disability Primary Benefit Tax Payments and Disability Adjustment Reimbursement Payments paid prior to the close of such Year, exceeds
(y) the sum of the Plan Tax Savings at the close of such Year and the aggregate amount of Disability Adjustment Reimbursement Payments paid prior to the close of such Year.

         "Disability Benefit Carryover Year" means any Plan Year to which any tax attribute that arose in a Disability Benefit Year can be carried for purposes of determining the Company's Income Tax Liability for such Plan Year.

         "Disability Benefit Commencement Date" means the first day of the first Plan Year beginning on or after the latest of (i) the Disability Termination Date; (ii) the date on which the Participant attains the age of sixty (60); or
(iii) such later day to which the commencement of Disability Benefit Payments has been postponed pursuant to Section 6.1.2.

         "Disability Benefit Payment" means any payment to which the Participant is entitled pursuant to Section 6.1.

         "Disability Benefit Period" means the period commencing with the Disability Benefit Commencement Date and ending with the Disability Benefit Termination Date.

         "Disability Benefit Termination Date" means the last day of the earliest of the Date of Death Month or the Disability Full Payout Month.

         "Disability Benefit Year" means any Plan Year within which a Disability Benefit Payment becomes due.

         "Disability Dividend Payment" means, for any Disability Benefit Year, a payment of an amount equal to the amount, if any, by which (x) the sum of the Assumed Cash Value at the earlier of the Disability Benefit Termination Date or the close of such Year (determined as if the amount declared as a dividend on the Policy for such Year had been determined by reference to the Insurer's actual investment, expense and mortality experience), exceeds (y) the Assumed Cash Value at such time (determined as if no amount was declared as a divi-dend on the Policy for such Year and there was no guaranteed interest rate with respect to the Policy for such Year).

         "Disability First Stage Primary Benefit Amount" means, for any Disability Benefit Year, an amount equal to ten percent (10%) of the amount by which (x) the Assumed Cash Value on the Disability Benefit Commencement Date, exceeds (y) the Disability Minimum Post-Payout Amount.

         "Disability First Stage Primary Benefit Payment" means, for any month within a Disability Benefit Year, a payment of an amount sufficient to amortize the Disability First Stage Primary Benefit Amount for such Year in twelve (12) equal installments.

         "Disability Full Payout Date" means the date on which one hundred twenty (120) consecutive Disability Primary Benefit Payments have become payable.

         "Disability Full Payout Month" means the month that includes the Disability Full Payout Date.

         "Disability Interim Valuation Date" means the opening of the first Disability Benefit Year beginning on or after the Normal Retirement Date.

         "Disability Minimum Post-Payout Amount" means an amount equal to the premium amount, determined pursuant to Section 6.1.4, to be necessary to purchase a paid-up policy from the Insurer on the Disability Full Payout Date equal in face amount to the aggregate amount of Premiums paid by the Company on or before such Date or due and owing on such Date.

         "Disability Primary Benefit Payment" means a Disability First Stage Primary Benefit Payment or a Disability Second Stage Primary Benefit Payment.

         "Disability Second Stage Primary Benefit Amount" means, for any Disability Benefit Year, an amount equal to ten percent (10%) of the amount by which (x) the Assumed Cash Value on the Disability Interim Valuation Date, exceeds (y) the Disability Minimum Post-Payout Amount.

         "Disability Second Stage Primary Benefit Payment" means, for any month within a Disability Benefit Year, a payment of an amount sufficient to amortize the Disability Second Stage Primary Benefit Amount for such Year in twelve (12) equal installments.

         "Disability Termination Date" means the date on which the Participant's employment ceases on account of Disability.

     "Domestic Entity" means any business entity that formed under the laws of the United States, one of the fifty states or the District of Columbia.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any corresponding provisions of any subsequent federal law relating to the regulation of employee benefit plans.

         "Effective Date" means June 1, 1997.

         "Estimated Marginal Income Tax Rate" means, for any Plan Year, the rate for such Year described in Section 5.1.5(i)

         "Event of Insolvency" means any failure by the Insurer, due to financial incapacity or distress, to pay or lend the Company any amount to which it may be entitled under the Policy.

         "Final Determination" means any decision or agreement of a kind described in Section 1313(a) of the Code that effects the Income Tax Liability for any Plan Year.

         "Foreign Entity" means any business entity that is not a Domestic
Entity.

         "Full Payout Date" means the date on which one hundred twenty (120) consecutive Primary Benefit Payments have become payable.

         "Full Payout Month" means the month that includes the Full Payout Date.

         "Guaranteed Cash Value" means, for the first day of any Plan Year, the cash surrender value the Policy would have on such day if (i) every dividend declared on the Policy for any prior Plan Year had been applied as a net single premium to purchase paid-up whole life insurance or to fund a Permitted Payment;
(ii) the Policy has not lapsed on account of nonpayment of Premiums; (iii) the Policy has not been surrendered in whole or in part (unless any amount obtained upon such surrender has not been applied to fund a Permitted Payment); (iv) no loan has been taken from the Insurer with respect to the Policy (unless the proceeds from such loan have been applied to fund a Permitted Payment); (v) the Company funded all Permitted Payments made on or before such day with amounts obtained from the Insurer upon partial surrender of the Policy to the extent the amounts so obtained could be excluded from its gross income for federal income tax purposes pursuant to Section 72(e) of the Code, funded the balance of such Payments with loans taken from the Insurer with respect to the Policy and paid any interest on such loans when due; (vi) no dividends were payable for any prior Plan Year; and (vii) such cash surrender value is calculated using a guaranteed interest rate of four and five/tenths percent (4.5%).

         "Guaranteed Adjustment Reimbursement Payment" means, for the first month beginning after the Tax Filing Date for any Plan Year, a payment of an amount equal to the amount, if any, by which (x) the aggregate amount of Insolvency Retirement Payments payable for months ending with or before the close of such Year, exceeds (y) the sum of the Insolvency Retirement Benefit Amount at the close of such Year and the aggregate amount of Guaranteed Adjustment Reimbursement Payments payable for months ending with or before the close of such Year.

         "Guaranteed Adjustment Disability Reimbursement Payment" means, for the first month beginning after the Tax Filing Date for any Plan Year, a payment of an amount equal to the amount, if any, by which (x) the aggregate amount of Insolvency Disability Payments payable for months ending with or before the close of such Year, exceeds (y) the sum of the Insolvency Disability Benefit Amount at the close of such Year and the aggregate amount of Guaranteed Adjustment Disability Reimbursement Payments payable for months ending with or before the close of such Year.

         "Guaranteed Benefit Payment" means any Guaranteed Disability Primary Benefit Payment and any Insolvency Retirement Benefit Payment.

         "Guaranteed Disability Benefit Payment" means any Guaranteed Primary Benefit Payments and any Insolvency Disability Benefit Payment.

         "Guaranteed Disability Full Payout Date" means the date on which one hundred twenty (120) Primary Disability Benefit Payments and/or Guaranteed Primary Disability Benefit Payments have become payable.

         "Guaranteed Full Payout Date" means the first date by which one hundred twenty (120) Primary Benefit Payments and/or Guaranteed Primary Retirement Benefit Payments have become payable.

         "Guaranteed Permitted Payment" means a Guaranteed Primary Benefit Payment or a Guaranteed Disability Primary Benefit Payment.

         "Guaranteed Disability Primary Benefit Amount" means, for any Disability Benefit Plan Year, an amount equal to ten percent (10%) of the Guaranteed Cash Value on the Disability Benefit Commencement Date.

         "Guaranteed Disability Primary Benefit Payment " means, for any Disability Benefit Plan Year, a payment of an amount sufficient to amortize the Guaranteed Primary Benefit Amount for such Year in twelve (12) equal installments.

         "Guaranteed Primary Benefit Amount" means, for any Plan Year, an amount equal to ten percent (10%) of the Guaranteed Cash Value at the opening of the first Plan Year beginning after the Normal Retirement Date.

         "Guaranteed Primary Benefit Payment" means for any month within a Guaranteed Primary Benefit Plan Year, a payment of an amount sufficient to amortize the Guaranteed Primary Benefit Amount for such Year in twelve (12) equal installments.

         "Guaranteed Primary Benefit Plan Year" means any Plan Year beginning after the Insolvency Year and before the earlier of the Causal Termination Date or the Guaranteed Full Retirement Payout Date.

         "Income Tax" means, whether or not capitalized, any tax based on net income or excess profits (or any tax in lieu of such a tax) imposed by any foreign country or possession of the United states or by the United States, any state or territory of the United States or any political subdivision thereof.

         "Income Tax Liability" means, with respect to any Plan Year, the total amount of Income Taxes payable by the Company for such Year (determined as if every Foreign Entity in which the Company owned a beneficial interest on any day during such Year was taxable as a partnership for federal income tax purposes).

         "Insurer" means Security Mutual Life Insurance Company of New York.

         "Insolvency Date" means, the first date on which an Event of Insolvency occurs.

         "Insolvency Disability Benefit Amount" means, for any Plan Year, the amount, if any, by which (x) the sum of (A) the aggregate amount received in respect of the Policy (whether from the Insurer; any successor to the Insurer; or any receiver, liquidator, conservator, trustee, custodian, or other similar official of the Insurer or of the whole or any substantial part of the properties or assets of the Insurer; or from any fund or other arrangement created for the purpose of guaranteeing, assuming or reinsuring, in whole or in part, any or all of the policies issued by any insurance company or group of insurance companies) after an Event of Insolvency, and (B) the Plan Tax Savings at the close of such Year, exceeds (y) the sum of (A) the aggregate amount of Guaranteed Permitted Payments which the Participant has received or is scheduled to receive under the Plan for all Plan Years and the aggregate amount of Premiums paid by the Company for all prior Plan Years, (B) the aggregate amount assessed against the Company for all prior Plan Years with respect to the Policy in connection with any rehabilitation, liquidation or similar proceeding involving the Insurer, and (C) the aggregate amount of Insolvency Disability Benefit Payments received in prior Years.

         "Insolvency Disability Benefit Payment" means, for the first month beginning after the close of any Plan Year, a payment of a sum equal to the Insolvency Disability Amount at the close of such Year.

         "Insolvency Retirement Benefit Amount" means, for any Plan Year, the amount, if any, by which (x) the sum of (A) the aggregate amount received in respect of the Policy (whether from the Insurer; any successor to the Insurer; or any receiver, liquidator, conservator, trustee, custodian, or other similar official of the Insurer or of the whole or any substantial part of the properties or assets of the Insurer; or from any fund or other arrangement created for the purpose of guaranteeing, assuming or reinsuring, in whole or in part, any or all of the policies issued by any insurance company or group of insurance companies) after an Event of Insolvency, and (B) the Plan Tax Savings at the close of such Year, exceeds (y) the sum of (A) the aggregate amount of Guaranteed Permitted Payments which the Participant has received or is scheduled to receive under the Plan for all Plan Years and the aggregate amount of Premiums paid by the Company for all prior Plan Years, (B) the aggregate amount assessed against the Company for all prior Plan Years with respect to the Policy in connection with any rehabilitation, liquidation or similar proceeding involving the Insurer, and (C) the aggregate amount of

Insolvency Retirement Benefit Payments received in prior Years.

         "Insolvency Retirement Benefit Payment" means, for the first month beginning after the close of any Plan Year, a payment of a sum equal to the Insolvency Retirement Amount at the close of such Year.

         "Insolvency Year" means, the first Plan Year within which an Event of Insolvency occurs.

         "Marginal Income Tax Rate" means, with respect to any Retirement Benefit Year, the combined rate of federal state and local income tax to which the last dollar earned by the Company for such Year will be subject (determined taking into account any reduction in the applicable federal income rate on account of any state or local income tax to which such last dollar is subject that is allowed as a deduction for federal income tax purposes).

         "Maturity Payment" means a payment of an amount equal to the amount by which (x) the sum of the amount payable to the Company under the Policy upon maturity thereof, the amount of any Unanticipated Indebtedness existing on at such time and the amount of Unanticipated Withdrawals made prior to such time, exceeds (y) the aggregate amount of Premiums paid by the Company on or before such time (or due and owing on at such time).

         "Minimum Post-Payout Amount" means an amount equal to the premium amount necessary to purchase a paid-up policy from the Insurer on the Full Payout Date equal in face amount to the aggregate amount of Premiums paid by the Company on or before such Date or due and owing on such Date.

         "Normal Retirement Date" means the day on which the Participant attains age sixty-five (65).

         "Normal Retirement Year" means the Plan Year within which the Normal Retirement Date occurs.

         "Other SERPs" means, collectively, the Leon Tempelsman Benefit Plan of Lazare Kaplan International Inc. and the Robert Speisman Benefit Plan of
Lazare Kaplan International Inc.

         "Participant" means Mr. Sheldon L. Ginsberg.

         "Participating Company" means the Company or any Affiliate thereof.

         "Permitted Payment" means any Primary Benefit Payment, Retirement Dividend Payment, Disability Benefit Payment or Disability Dividend Payment.

         "Permitted Retirement Payment" means any Permitted Payment, other than a Disability Benefit payment.

         "Person" means, whether or not capitalized, any individual or trust, estate, partnership, limited liability company, corporation or other entity.

         "Plan" means the retirement benefit plan set forth herein, as amended from time to time.

         "Plan Tax Savings" means, at the end of any Plan Year, the portion of the SERP Tax Savings at the close of such Year that is attributable to items associated with this Plan (as determined in accordance with the procedure set forth on the schedule annexed hereto as Exhibit D).

         "Plan Year" means the annual period beginning June 1 and ending May 31.

         "Policy" means the life insurance contract insuring the life of the Participant that will be issued by the Insurer as of June 1, 1997, having terms identical to the specimen life insurance contract policy annexed hereto as Exhibit A.

         "Premium" means any amount required to be paid as consi-deration for the Policy.

         "Primary Benefit Amount" means, for any Retirement Benefit Year, an amount equal to ten percent (10%) of the amount by which (x) the Assumed Cash Value on the Retirement Benefit Commencement Date, exceeds (y) the Minimum Post-Payout Amount.

         "Primary Benefit Payment" means, for any month within a Retirement Benefit Year, a payment of an amount sufficient to amortize the Primary Benefit Amount for such Year in twelve (12) equal installments.

         "Primary Benefit Tax Amount" means, for any Retirement Benefit Plan Year, such amount, if any, as may be determined by the Administrative Committee for such Year pursuant to Section 5.1.5(ii).

         "Primary Benefit Tax Payment" means, for any month within a Retirement Benefit Plan Year, a payment to the Participant in an amount sufficient to amortize the Primary Benefit Tax Amount for such Year in twelve (12) equal installments.

         "Retirement Adjustment Payment" means, for any Retirement Benefit Carryover Year, a payment of an amount equal to the excess, if any, of (x) the sum of the Plan Tax Savings at the close of such Year and the aggregate amount of Retirement Adjustment Reimbursement Payments payable to the Company for months ending with or before the close of such Year, exceeds (y) the sum of the aggregate amount of Primary Benefit Tax Payments and Retirement Adjustment Payments payable for months ending with or before the close of such Year.

         "Retirement Adjustment Reimbursement Payment " means, for any Retirement Benefit Carryover Year, a payment of an amount equal to the amount, if any, by which (x) the sum of the aggregate amount of Primary Benefit Tax Payments and Retirement Adjustment Payments payable for months ending with or before the close of such Year, exceeds (y) the sum of the Plan Tax Savings at the close of such Year and the aggregate amount of Retirement Adjustment Reimbursement Payments payable for months ending with or before the close of such Year.

         "Retirement Benefit Carryover Year" means any Plan Year to which any tax attribute that arose in a Retirement Benefit Year can be carried for purposes of determining the Company's Income Tax Liability for such Plan Year.

         "Retirement Benefit Commencement Date" means the first day of the first Plan Year beginning after the Normal Retirement Date or such later day to which the commencement of Retirement Benefit Payments has been postponed pursuant to
Section 5.1.2.

         "Retirement Benefit Payment" means any payment to which the Participant is entitled pursuant to Section 5.1.

         "Retirement Benefit Period" means the period commencing with the Retirement Benefit Commencement Date and ending with the Retirement Benefit Termination Date.

         "Retirement Benefit Termination Date" means the last day of the earliest of the Date of Death Month, the Causal Termination Month or the Full Payout Month.

         "Retirement Benefit Year" means any Plan Year within which a Retirement Benefit Payment becomes due.

         "Retirement Date" means the date as of which the Participant voluntarily ceases his employment with the Company.

         "Retirement Dividend Payment" means, for any Retirement Benefit Year, a payment of an amount equal to the amount, if any, by which (x) the Assumed Cash Value at the earlier of the Retirement Benefit Termination Date or the close of such Year (determined as if the amount declared as a dividend on the Policy for such Year had been determined by reference to the Insurer's actual investment, expense and mortality experience), exceeds (y) the Assumed Cash Value at such time (determined as if no amount was declared as a dividend on the Policy for such Year and there was no guaranteed interest rate with respect to the Policy for such Year).

         "SERP" means, this Plan, the Leon Tempelsman Benefit Plan of Lazare Kaplan International Inc. and the Robert Speisman Benefit Plan of Lazare Kaplan International Inc.

         "SERP Participant" means, the Participant, Mr. Leon Tempelsman or Mr. Robert Speisman.

         "SERP Tax Savings" means, at the close of any Plan Year, the amount, if any, by which (x) the aggregate Income Tax Liability the Company would have incurred for all Plan Years beginning on or after the Effective Date and ending on or before the last day of such Year (determined without taking into account any Retirement Benefit Payment, Payment, Retirement Adjustment Reimbursement Payment, Disability Benefit Payment, Disability Adjustment Reimbursement Payment, Guaranteed Benefit Payment, Guaranteed Adjustment Reimbursement Payment, Guaranteed Disability Benefit Payment or Guaranteed Disability Adjustment Reimbursement Payment, paid or accrued on or before such day), exceeds (y) the aggregate Income Tax Liability for such Plan Years (determined taking into account any change in such aggregate Liability resulting from any Final Determination made on or before such day).

         "Service" means the Internal Revenue Service.

         "Tax Filing Date" means, for any Plan Year, the day on which the Company has filed the federal income tax return for such Year.

         "Tempelsman Family Member" means. (i) Mr. Maurice Tempelsman; (ii) any descendant (whether biological or adopted) of Mr. Maurice Tempelsman; (iii) the spouse of any person described in clause (i) or (ii) hereof; (iv) the estate of any person described in clause (i), (ii), or (iii) hereof; or (v) any trust created by or arising under the will of any person described in clause
(i), (ii), or (iii) hereof.

         "Termination Date" means the date on which the Participant's employment is terminated by action on the part of the Company.

         "Unanticipated Indebtedness" means, at the Date of Death, the amount of the indebtedness against the Policy existing at that time (including any interest payable thereon but excluding the amount of any indebtedness against the Policy the proceeds of which were used to make Permitted Payments).

         "Unanticipated Withdrawal" means, at the earlier of the Date of Death or the date on which the Policy is scheduled to mature, the aggregate amounts obtained by the Company prior to such date upon surrender of all or a portion of the Policy (excluding any such amount which was used make a Permitted Payment).

         "Voting Share" means an outstanding security of the Company possessing the right to vote for the election of directors of the Company.

         Section 1.2 Rules of Construction. Unless the context otherwise requires, (i) a term shall have the meaning assigned to it in Section 1.1; (ii) references to the Participant's "employment" shall be to his full-time employment by one or more Participating Companies and reference to him as "employed" shall be to his being employed full time by one or more such; (iii) if the Participant's employment ceases on account of disability, such cessation will be deemed to have resulted from action on the part of the Company on account of Disability; (iv) an insurance term not otherwise defined herein shall have the meaning assigned to it in the Policy; (v) the Policy will be deemed to be perpetual (i.e., will be deemed never to mature) if the Date of Death occurs prior to the date on which the Policy is scheduled to mature; (vi) "or" shall not be exclusive; (vii) words in the singular shall include the plural, and vice versa; (viii) all references to "Section" or "Article" shall be to sections and articles of this instrument; and (viii) words in the masculine gender shall include the feminine and neuter, and vice versa.

                                   ARTICLE II

                             ORGANIZATIONAL MATTERS

         Section 2.1 Nature of Plan. The Plan, together with two other retirement benefit plans adopted by the Company as of the Effective Date, is intended to qualify as unfunded for tax purposes and to qualify, for purposes of title I of ERISA, as an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees of the Company . Consequently, the Participant shall be an unsecured general creditor of the Company with respect to benefits to which he is entitled hereunder and the Plan shall constitute a mere promise by the Company to pay such benefits in the future. The benefits provided to the Participant by the Plan are not part of any salary reduction plan and are not provided in lieu of a bonus or salary increase. The Plan is not intended to confer any legal rights upon the Participant for a continuation of employment, nor shall its existence limit the Company's right to discharge the Participant or otherwise deal with the Participant without regard to the effect its action might have upon the Participant under the Plan. Any provision hereof to the contrary notwithstanding, if a court of competent jurisdiction determines that the Plan does not satisfy the definitional requirements of Section 201(2) of ERISA and such determination becomes final, (i) the Plan shall be terminated ab initio and neither the Participant nor the Beneficiary shall have any right to receive any benefit under the Plan or under the Policy; and (ii) the Company shall be entitled to a payment from the Participant of a sum equal to the aggregate amount paid to him under the Plan and to a payment from the Beneficiary in an amount equal to the portion of the death benefit paid to it under the Policy.

         Section 2.2 Name of Plan. The Plan shall be known as the "Sheldon L. Ginsberg Benefit Plan of Lazare Kaplan International Inc."

                                   ARTICLE III

                                   THE POLICY

         Section 3.1 Purchase. Promptly following the Effective Date, the Company shall purchase the Policy from the Insurer. The Company and the Participant shall use their best efforts and shall otherwise take all necessary action within their control to cause the Insurer to issue the Policy as of the earliest possible day beginning after May 31, 1997, and shall take any further action within their control which may be necessary to cause the Policy to conform to the terms and conditions of the Plan.

         Section 3.2 Ownership. The Company shall be the sole and absolute owner of the Policy, and except as otherwise provided by Section 3.5, shall have all of the rights with respect thereto, including the right to (i) select the settlement option under the Policy and the beneficiary or beneficiaries to receive the portion of the Policy proceeds to which the Company is not entitled under the Plan; (ii) assign or surrender the Policy; (iii) take or repay a policy loan from the Insurer with respect to the Policy; (iv) pledge or assign the policy for purposes of securing a loan from any person; (v) amend or modify the Policy with the written consent of the Insurer, and (vi) exercise any right, receive any benefit or enjoy any privilege provided by the Policy. Notwithstanding the foregoing, once the Company has exercised its right to designate the Beneficiary pursuant to clause (i) of the preceding sentence, it shall not have the right to revoke or otherwise modify such designation.

         Section 3.3 Payment of Premiums. On or before the due date of any Premium, or within the grace period provided in the Policy, the Company shall pay the full amount of the Premium to the Insurer, and shall promptly furnish the Participant evidence of timely payment of such Premium. The Company shall use its best efforts to furnish the Participant, within ninety (90) days after the close of each calendar year, with a statement of the amount includible in gross income by him for federal, state and local income tax purposes as a result of having cost-free insurance protection provided under the Policy during the calendar year.

         Section 3.4 Payment of Tax-Related Bonuses. At the time it furnishes the statement described in Section 3.3 for any calendar year beginning prior to the Retirement Date, the Company shall pay the Participant, as compensation, an amount equal to the aggregate amount of federal, state and local income taxes he would be required to pay for the related calendar year if (i) the amount shown on such statement constituted his entire gross income for such year; (ii) such gross income was wholly allocable to New York City for state and local income tax purposes; (iii) the state and local taxes payable on such gross income for such calendar year were allowed as a deduction for such year in determining his taxable income for federal income tax purposes; (iv) he was not allowed any other deductions or any personal exemptions for such year in determining his taxable income for federal, state or local income tax purposes; and (vi) he was subject to the highest marginal federal, New York State and New York City income tax rates for such year applicable to individuals having his marital and filing status. Notwithstanding the foregoing, (i) if the Participant's employment is terminated by action on the part of the Company for any reason other than Cause, the Company shall not be obligated to make any payment pursuant to this Section 3.4 for any calendar year beginning after the Normal Retirement Date; and (ii) if the Participant's employment is terminated by action on the part of the Company for Cause, the Company shall not be obligated to make any payment pursuant to this Section 3.4 for any calendar year ending after the Termination Date.

         Section 3.5 Endorsement. Promptly following the Effective Date, the Company shall execute an endorsement to the Policy substantially in the form annexed hereto as Exhibit B in order to secure the Company's recovery of the greater of the cash value of the Policy or the aggregate amount of Premiums paid by the Company. Such endorsement shall not be terminated or modified by the Company without the express written consent of the Participant.

         Section 3.6 Collection of Death Proceeds. Upon the death of the Participant, the Company shall cooperate with the Beneficiary to take whatever action is necessary to collect the death benefit payable under the Policy.

                                   ARTICLE IV

                           ALLOCATION OF DEATH BENEFIT

         Section 4.1 Death Prior to Cessation of Employment. If the Participant is employed at the time of his death and has not yet attained the age of seventy-five (75), the Company shall have the unqualified right to receive a portion of the death benefit payable under the Policy equal to the Aggregate Premium Amount, and the balance of such death benefit, if any, shall be paid directly to the Beneficiary in the manner and in the amount or amounts provided in the beneficiary designation provision of the Policy. In no event shall the amount payable to the Company under this Section 4.1 exceed the amount of the death benefit payable under the Policy. No amount shall be paid to the Beneficiary from such death benefit until the amount due the Company under this
Section 4.1 has been paid in full. Notwithstanding the foregoing, if the Participant has attained the age of seventy-five (75), the Company shall have the unqualified right to receive the entire death benefit then payable under the Policy and no portion of such death benefit shall be paid to the Beneficiary.

         Section 4.2 Death Subsequent to Retirement. If the Participant's death occurs after Retirement, any death benefit payable under the Policy shall be allocated as follows:

                  (i) If the Participant has attained age sixty-five (65) by the Retirement Date and has not attained the age of seventy-five (75) by the Date of Death, the Company shall have the unqualified right to receive a portion of the death benefit payable under the Policy equal to the Aggregate Premium Amount, and the balance of such death benefit, if any, shall be paid directly to the Beneficiary in the manner and in the amount or amounts provided in the beneficiary designation provision of the Policy. In no event shall the amount payable to the Company under this Section 4.2(i) exceed the amount of the death benefit payable under the Policy. No amount shall be paid to the Beneficiary from such death benefit until the amount due the Company under this
         Section 4.2(i) has been paid in full.

                  (ii) If the Participant has attained the age of sixty-five
         (65) by the Retirement Date and has attained the age of seventy-five
         (75) by the Date of Death, the Company shall have the unqualified right to receive the death benefit payable under the Policy and no portion of such death benefit shall be paid to the Beneficiary.

                  (iii) If the Participant has not attained the age of sixty-five (65) by the Retirement Date, the Company shall have the unqualified right to receive the death benefit payable under the Policy and no portion of such death benefit shall be paid to the Beneficiary.

         Section 4.3 Death Subsequent to Noncausal Termination. If the Participant's employment is terminated by action on the part of the Company for any reason other than Cause or Disability, any death benefit payable under the Policy shall be allocated as follows:

                  (i) If the Participant has not attained the age of seventy-five (75) by the Date of Death, the Company shall have the unqualified right to receive a portion of the death benefit payable under the Policy equal to the Aggregate Premium Amount prior to the Date of Death, and the balance of such death benefit, if any, shall be paid directly to the Beneficiary in the manner and in the amount or amounts provided in the beneficiary designation provision of the Policy. In no event shall the amount payable to the Company under this Section 4.3(i) exceed the amount of the death benefit payable under the Policy. No amount shall be paid to the Beneficiary from such death benefit until the amount due the Company under this Section 4.3(i) has been paid in full.

                  (ii) If the Participant has attained the age of seventy-five
         (75) by the Date of Death, the Company shall have the unqualified right to receive the death benefit payable under the Policy and no portion of such death benefit shall be paid to the Beneficiary.

         Section 4.4. Death Subsequent to Causal Termination. If the Participant's employment is terminated by action on the part of the Company for Cause, the Company shall have the unqualified right to receive the death benefit payable under the Policy and no portion of the death benefit payable under the Policy shall be paid to the Beneficiary.

         Section 4.5. Death Subsequent to Termination on Account of Disability. If the Participant's employment is terminated by action on the part of the Company on account of Disability and he has not attained the age of seventy-five
(75) by the Date of Death, the Company shall have the unqualified right to receive a portion of the death benefit payable under the Policy equal to the Aggregate Premium Amount, and the balance of such death benefit, if any, shall be paid directly to the Beneficiary in the manner and in the amount or amounts provided in the beneficiary designation provision of the Policy. In no event shall the amount payable to the Company under this Section 4.5 exceed the amount of the death benefit payable under the Policy. No amount shall be paid to the Beneficiary from such death benefit until the amount due the Company under this
Section 4.5 has been paid in full. If the Participant's employment terminates on account of Disability and he has attained the age of seventy-five (75) by the Date of Death, the Company shall have the unqualified right to receive the entire death benefit payable under the Policy and no portion of such death benefit shall be paid to the Beneficiary.

                                    ARTICLE V

                               RETIREMENT BENEFITS

         Section 5.1  Normal Retirement.

                  Section 5.1.1 Payment of Retirement Benefits. If the Participant has attained the age of sixty-five (65) and has been employed at all times between the Effective Date and the Normal Retirement Date, he shall be entitled to (i) a Primary Benefit Payment and a Primary Benefit Tax Payment for each month within the Retirement Benefit Period; (ii) a Retirement Dividend Payment for the first month beginning after the close of each Retirement Benefit Year; (iii) a Death Benefit Payment for the earlier of the sixth month beginning after the Date of Death or the first month beginning after the Death Benefit Date; (iv) a Maturity Payment for the third month beginning after the date on which the Policy is scheduled to mature; and (v) a Retirement Adjustment Payment for the first month beginning after the Tax Filing Date for each Retirement Benefit Carryover Year. Any payment to which the Participant shall be entitled under this Section 5.1.1 for any month shall be made on or before the fifth Business Day of such month.

                  Section 5.1.2 Postponement of Retirement Benefit Commencement Date. The Administrative Committee, upon application by the Participant, shall grant him one or more successive one- (1-) year postponements of the date on which payment of Retirement Benefit Payments will commence. To satisfy the requirements of this Section 5.1.2, (i) an application to the Administrative Committee for any one- (1-) year postponement must be submitted (on a form provided by the Committee) not more than three hundred (300) days and not less than one hundred eighty (180) days before the date prescribed for the payment of Retirement Benefit Payments to commence (as such date may have previously been extended pursuant to this Section 5.- 1.2); (ii) no such Payments shall have previously become due and payable. Regardless of whether any postponement granted under this Section 5.1.2 is then in effect, the payment of Retirement Benefit Payments shall in all events commence with the first month of the first Plan Year beginning after the Retirement Date.

                  Section 5.1.3 Certain Reimbursement Payments. The Company shall be entitled to a Retirement Adjustment Reimbursement Payment from the Participant for the first month beginning after the Tax Filing Date for any Retirement Benefit

Carryover Year. Any payment to which the Company shall be entitled under this
Section 5.1.3 for any month shall be made on or before the fifth Business Day of such month; provided, however, that the Company shall have the right to set off amounts due and owing to it pursuant to this Section 5.1.3 against amounts payable to the Participant under this Plan as such amounts become due.

                  Section 5.1.4 Determination of the Minimum Post-Payout
Amount. On or before the first Business Day of the first Retirement Benefit Year, the Administrative Committee, after due consultation with the Insurer's In Force Reprojection Unit, shall make a good faith determination of the amount, if any, of the Minimum Post-Payout Amount.

                  Section 5.1.5 Determination of Primary Benefit Tax Amount. On or before the fifth Business Day of each Retirement Benefit Year, the Administrative Committee shall (i) make a good faith estimation of what the Marginal Income Tax Rate for such Year would be if every Foreign Entity in which the Company owned a beneficial interest on any day during such Year were taxable as a partnership for federal income tax purposes; and (ii) shall determine (in accordance with the procedure set forth on the schedule annexed hereto as Exhibit C) what the Primary Benefit Tax Amount for such year would be if (A) the Marginal Income Tax Rate for such year were equal to the Estimated Marginal Income Tax Rate for such Year, and (B) the only Retirement Benefit Payments paid or accrued in such Year were the Primary Benefit Payments and the Primary Benefit Tax Payments that are scheduled to be paid for such Year.

                  Section 5.1.6 Determination of Retirement Adjustment Amounts. On or before the fifth Business Day following the Tax Filing Date for any Retirement Benefit Carryover Year, the Administrative Committee, after due consultation with the Company's accountants, shall make a good faith determination of the amount, if any, of the Retirement Adjustment Payment or the Retirement Adjustment Reimbursement Payment that is payable for the first month beginning after such Date.

                  Section 5.1.7 Determination of Death Benefit Payment. On or before the fifth Business Day of following the Death Benefit Date, the Administrative Committee, after due consultation with the Company's accountants, shall make a good faith determination of the Death Benefit Payment that is payable for the first month beginning after such Date.

                  Section 5.1.8 Determination of Maturity Payment. On or before the fifth Business Day of the second month beginning after the date on which the Policy is scheduled to mature, the Administrative Committee, after due consultation with the Company's accountants, shall make a good faith determination of the Maturity Payment that is payable for the first month beginning after such Date.

         Section 5.2 Noncausal Termination.

                  Section 5.2.1 Noncausal Termination Prior to the Normal Retirement Date. If at any time prior to the Normal Retirement Date, the Participant's employment is terminated by action on the part of the Company for any reason other than Cause or Disability and he has been employed at all times between the Effective Date and the Termination Date, then upon attaining the age of sixty-five (65) he shall be deemed, for purposes of Section 5.1 to have been employed at all times between the Effective Date and the Normal Retirement Date and to have voluntarily ceased his employment on such latter Date.

                  Section 5.2.2 Noncausal Termination on or after the Normal Retirement Date. If at any time on or after the Normal Retirement Date, the Participant's employment is terminated by action on the part of the Company for any reason other than Cause or Disability and he has been employed at all times since the Effective Date, then he shall be deemed, for purposes of Section 5.1, to have voluntarily ceased his employment on the Termination Date.

                  Section 5.3 Cessation of Employment Within Change in Control Period.

                  Section 5.3.1 Retirement. If the Participant voluntarily ceases his employment at any time within the Change in Control Period he shall be entitled to a payment for the first month of the first Plan Year beginning after the Retirement Date in an amount equal to the Assumed Cash Value of the Policy at the opening of such month. The payment to which the Participant shall be entitled under this Section 5.3.1 shall be made on or before the fifth Business Day of such first month and shall be in lieu of any benefit to which he may otherwise be entitled pursuant to this Agreement.

                  Section 5.3.2 Noncausal Termination. If at any time within the Change in Control Period the Participant's employment is terminated by action on the part of the Company for any reason other than Cause or Disability, he shall be entitled to a payment for the first month of the first Plan Year beginning after the Termination Date in an amount equal to the Assumed Cash Value of the Policy at the opening of such month.

The payment to which the Participant shall be entitled under this Section 5.3.2 shall be made on or before the fifth Business Day of such first month and shall be in lieu of any benefit to which he may otherwise be entitled pursuant to this Agreement.

                  Section 5.3.3 Noncausal Election. The Administrative Committee, upon application by the Participant, shall grant him the right, in lieu of any rights to which he would otherwise be entitled pursuant to Section 5.3.2, to be deemed, for purposes of Section 5.1, to have been employed at all times between the Effective Date and the Normal Retirement Date and to have voluntarily ceased his employment on such latter Date. To satisfy the requirements of this Section 5.3.3, an application to the Administrative Committee must be submitted (on a form provided by the Committee) on or before the first anniversary of the day on which the related Change in Control occurs. The Participant shall not be entitled to any amount pursuant to Section 5.1 on account of an election made pursuant to this Section 5.3.3 unless the Participant in fact attains the age of sixty-five (65).

                                   ARTICLE VI

                               DISABILITY BENEFITS

         Section 6.1. Disability Prior to Normal Retirement Date.

                  Section 6.1.1 Disability Benefit Payments. If the Participant's employment ceases on account of Disability and he has been employed at all times between the Effective Date and the Disability Termination Date, he shall be entitled to (i) a Disability First Stage Primary Benefit Payment and a Disability Primary Tax Payment for each month beginning on or after the Disability Benefit Commencement Date and before the Disability Interim Valuation Date; (ii) a Disability Second Stage Primary Benefit Payment and a Disability Primary Tax Payment for each month beginning on or after the Disability Interim Valuation Date and before the Disability Benefit Ter-mination Date; (iii) a Disability Dividend Payment for the first month beginning after the close of each Disability Benefit Year; (iv) a Death Benefit Payment for the earlier of the sixth month beginning after the Date of Death or the first month beginning after the Death Benefit Date; (v) a Maturity Payment for the third month beginning after the date on which the Policy is scheduled to mature; and (vi) a Disability Adjustment Payment for the first month beginning after the Tax Filing Date for each Disability Benefit Carryover Year. Any payment to which the Participant shall be entitled under this Section 6.1 for any month shall be made on or before the fifth Business Day of such month.

                  Section 6.1.2 Postponement of Disability Benefit Commencement Date. The Administrative Committee, upon application by the Participant, shall grant him one or more successive one- (1-) year postponements of the date on which payment of Disability Benefit Payments will commence. To satisfy the requirements of this Section 6.1.2, (i) an application to the Administrative Committee for any one- (1-) year postponement must be submitted (on a form provided by the Committee) not more than two hundred seventy (270) days and not less than one hundred eighty (180) days before the date prescribed for the payment of Disability Benefit Payments to commence (as such date may have previously been extended pursuant to this Section 6.1.2); (ii) no such Payments shall have previously become due and payable. Regardless of whether any postponement granted under this Section 6.1.2 is then in effect, the payment of Disability Benefit Payments shall in all events commence with the first month of the first Plan Year beginning after the date on which the Participant attains the age of sixty-five (65).

                  Section 6.1.3 Certain Reimbursement Payments. The Company shall be entitled to a Disability Adjustment Reimbursement Payment from the Participant for the first month beginning after the Tax Filing Date for any Disability Benefit Carryover Year. Any payment to which the Company shall be entitled under this Section 6.1.3 for any month shall be made on or before the fifth Business Day of such month; provided, however, that the Company shall have the right to set off amounts due and owing to it pursuant to this Section 6.1.3 against amounts payable to the Participant under this Plan as such amounts become due.

                  Section 6.1.4 Determination of Disability Minimum Post-Payout Amount. On or before the first Business Day of the first Disability Benefit Year and on or before the Disability Interim Valuation Date, the Administrative Committee, after due consultation with the Insurer's In Force Reprojection
Unit, shall make a good faith determination of the amount of the Disability Minimum Post-Payout Amount

                  Section 6.1.5 Determination of Disability Primary Benefit Tax Amount. On or before the fifth Business Day of each Disability Benefit Year, the Administrative Committee shall (i) make a good faith estimation of the Marginal Income Tax Rate for such Year; and (ii) shall determine (in accor-dance with the procedure analogous to those set forth on the schedule annexed hereto as Exhibit C) what the Disability Primary Benefit Tax Amount for such Year would be if (i) the Marginal Income Tax Rate for such Year were equal to the Estimated Marginal Income Tax Rate for such Year, and (ii) the only Disability Benefit Payments paid or accrued in such Year were the Disability Primary Benefit Payments and the Disability Primary Benefit Tax Payments that are scheduled to be paid for such Year.

                  Section 6.1.6 Determination of Disability Adjustment Amounts. On or before the fifth Business Day following the Tax Filing Date for any Disability Benefit Carryover Year, the Administrative Committee, after due consultation with the Company's accountants, shall make a good faith determination of the amount, if any, of the Disability Adjustment Payment or the Disability Adjustment Reimbursement Payment that is payable for the first month beginning after such Date.

                  Section 6.1.7 Determination of Death Benefit Payment. On or before the fifth Business Day following the Death Benefit Date, the Administrative Committee, after due consultation with the Company's accountants, shall make a good faith determination of the Death Benefit Payment that is payable for the first month beginning after such Date.

                  Section 6.1.8 Determination of Maturity Payment. On or before the fifth Business Day of the second month beginning after the date on which the Policy is scheduled to mature, the Administrative Committee, after due consultation with the Company's accountants, shall make a good faith determination of the Maturity that is payable for the first month beginning after such Date.

         Section 6.2. Disability on or after Normal Retirement Date. If at any time on or after the Normal Retirement Date, the Participant's employment ceases on account of Disability and he has been employed at all times since the Effective Date, then he shall be deemed, for purposes of Section 5.1, to have voluntarily ceased his employment on the Disability Termination Date.

                                   ARTICLE VII

                               INSURER INSOLVENCY

         Section 7.1 Retirement Benefits.

                  Section 7.1.1 Insolvency Prior to the Retirement Benefit Commencement Date. If an Event of Insolvency occurs on or before the Retirement Benefit Commencement Date and the Participant would be entitled, except that he has filed or has the right to file an application pursuant to Section 5.1.2, to commence receiving Retirement Benefit Payments for the first month of the first Plan Year beginning after the later of the Normal Retirement Date or the Insolvency Date; then in lieu of any Retirement Benefit Payments, the Participant shall be entitled to (i) a Guaranteed Primary Benefit Payment for each month beginning after the close of the later of the Normal Retirement Year or the Insolvency Year and beginning on or before the earlier of the Causal Termination Date or the Guaranteed Full Payout Date; and (ii) an Insolvency Retirement Benefit Payment for the first month beginning after the close of each Plan Year. Any payment to which the Participant shall be entitled under this
Section 7.1.1 for any month shall be made on or before the fifth Business Day of such month.

                  Section 7.1.2 Insolvency Subsequent to the Retirement Benefit Commencement Date. If an Event of Insolvency occurs after the Retirement Benefit Commencement Date, then in lieu of any Retirement Benefit Payments due on, or payable after such Date, the Participant shall be entitled to (i) a Guaranteed Primary Benefit Payment for each month beginning on or after such Date and beginning on or before the earlier of the Causal Termination Date or the Guaranteed Full Payout Date; and (ii) an Insolvency Retirement Benefit Payment for the first month beginning after the close of each Plan Year. Any payment to which the Participant shall be entitled under this Section 7.1.2 for any month shall be made on or before the fifth Business Day of such month.

                  Section 7.1.3 Certain Reimbursement Payments. The Company shall be entitled to a Guaranteed Adjustment Reimbursement Payment from the Participant for the first month beginning after the Tax Filing Date for any Plan Year. Any payment to which the Company shall be entitled under this Section
7.1.3 for any month shall be made on or before the fifth Business Day of such month; provided, however, that the Company shall have the right to set off amounts due and owing to it pursuant to this Section 7.1.3 against amounts payable to the Participant under this Plan as such amounts become due.

                  Section 7.1.4 Determination of Guaranteed Adjustment Reimbursement Amounts. On or before the fifth Business Day following the Tax Filing Date for any Plan Year, the Administrative Committee, after due consultation with the Company's accountants, shall make a good faith determination of the amount, if any, of the Guaranteed Adjustment Reimbursement Payment that is payable for the first month beginning after such Date.

         Section 7.2 Disability Benefits.

                  Section 7.2.1 Insolvency Prior to the Disability Benefit Commencement Date. If an Event of Insolvency occurs on or before the Disability Benefit Commencement Date, and the Participant would be entitled, except that he has filed or has the right to file an application pursuant to Section 6.1.2, to commence receiving Disability Benefit Payments for the first month of the first Plan Year beginning after the latest of the Disability Termination Date, the date on which the Participant attains the age of sixty (60) or the Insolvency Date, then in lieu of any Disability Benefit Payment, the Participant shall be entitled to (i) a Guaranteed Disability Primary Benefit Payment for each month beginning after the close of the latest of the Plan Year in which the Disability Termination Date occurs, the Plan Year in which the Participant attains the age of sixty (60) or the Insolvency Year and beginning on or before the earlier of the Causal Termination Date or the Guaranteed Full Disability Payout Date; and
(ii) an Insolvency Disability Benefit Payment for the first month beginning after the close of each Plan Year. Any payment to which the Participant shall be entitled under this Section 7.2.1 for any month shall be made on or before the fifth Business Day of such month.

                  Section 7.2.2 Insolvency After the Disability Benefit Commencement Date. If at the time an Event of Insolvency occurs a Primary Disability Benefit Payment has become payable, then in lieu of any future Disability Benefit Payments, the Participant shall be entitled to (i) a Guaranteed Primary Disability Benefit Payment for each month beginning on or after the Insolvency Date and beginning on or before the earlier of the Causal Termination Date or the Guaranteed Full Disability Payout Date; and (ii) an Insolvency Disability Benefit Payment for the first month beginning after the close of each Plan Year. Any payment to which the Participant shall be entitled under this Section 7.2.2 for any month shall be made on or before the fifth Business Day of such month.

                  Section 7.2.3 Certain Reimbursement Payments. The Company shall be entitled to a Guaranteed Disability Adjustment Reimbursement Payment from the Participant for the first month beginning after the Tax Filing Date for any Plan Year. Any payment to which the Company shall be entitled under this
Section 7.2.3 for any month shall be made on or before the fifth Business Day of such month; provided, however, that the Company shall have the right to set off amounts due and owing to it pursuant to this Section 7.1.3 against amounts payable to the Participant under this Plan as such amounts become due.

                  Section 7.2.4 Determination of Guaranteed Disability Adjustment Reimbursement Amounts. On or before the fifth Business Day following the Tax Filing Date for any Plan Year, the Administrative Committee, after due consultation with the Company's accountants, shall make a good faith determination of the amount, if any, of the Guaranteed Adjustment Reimbursement Payment that is payable for the first month beginning after such Date.

         Section 7.3 Curative Adjustments. If at any time following the occurrence of an Event of Insolvency the Policy has been restored to its full cash value, the death benefit payable under the Policy has either been unaffected by such Event or has been fully reinstated and all other rights and benefits that the Company or the Beneficiary possessed under the Policy prior to such Event and that were adversely affected by such Event have been fully reinstated; the Administrative Committee shall, to the extent possible, make one or more payments to the Participant so that, immediately following the last such payment, the net amount paid to the Participant under the Plan equals the net amount that would have been payable to him if such Event had not occurred.

                                  ARTICLE VIII

                                    AMENDMENT

         This Plan may be amended by action of the Board of Directors; provided, however, that it may not be amended so as to adversely affect the rights of the Participant or the Beneficiary unless the affected party consents to such amendment in writing. Notwithstanding the foregoing, this Plan may be amended, without the consent of the Participant or the Benefi-ciary, so as to (i) change the meaning of the term "Plan Year" whenever the Company changes its taxable year for federal income tax purposes so that each Plan Year is coterminous with the taxable year of the Company with which it commenced; and (ii) provide that once the Primary Benefit Amount or the Disability Primary Benefit Amount for any Plan Year has been determined, the Primary Benefit Amount or Disability Primary Benefit Amount for any subsequent Plan Year will not be affected by any intervening change in the meaning of the term "Plan Year."

                                   ARTICLE IX

                                 ADMINISTRATION

         Section 9.1 Administrative Committee. This Plan shall be administered by an Administrative Committee appointed by the Board of Directors. In addition to such powers as may be delegated to it by the Board of Directors, the Administrative Committee shall have the power to (i) interpret this Plan, (ii) establish such rules (not inconsistent with the terms of this Plan) as it may deem necessary for the administration of this Plan, (iii) make such determinations as are necessary for the administration of this Plan, (iv) employ agents, attorneys, actuaries, auditors, and accountants to furnish services in connection with this Plan, and (v) calculate benefits due under this Plan. The Administrative Committee shall have authority to delegate responsibility for performance of ministerial functions necessary for administration of this Plan to such officers of the Participating Companies, including Participants, as it shall, in its sole discretion, deem appropriate.

                  Section 9.2 Administration Costs. All expenses incurred in connection with the administration of this Plan shall be borne by the Company.

         Section 9.3 Legal Limitation. No member of the Administrative Committee shall be required to authorize or engage in any transaction which he determines, in his sole discretion, to be unlawful or might subject him, any Participating Company, the Participant or any Beneficiary to liability (other than liability for taxes) under federal, state or local law.

         Section 9.4 Records. The records of the Administrative Committee with respect to this Plan shall, absent manifest error, be conclusive and binding on all concerned parties.

         Section 9.5 Claims Procedure.

                  Section 9.5.1 Filing of Claims. Any person who believes that he or she is being denied a benefit to which he or she is entitled under this Plan may file a written request for such benefit with the Administrative Committee setting forth his or her claim. The request must be addressed to the Administrative Committee at the Company's then principal place of business.

                  Section 9.5.2 Claim Decision. Upon receipt of a claim, the Administrative Committee shall advise the claimant that a reply will be forthcoming within ninety (90) days and shall, in fact, deliver such reply within such period. The Administrative Committee may, however, extend the reply period for an additional ninety (90) days for reasonable cause. To deny a claim in whole or in part, the Administrative Committee shall render a written opinion, using language calculated to be understood by the claimant, setting forth (i) the specific reason or reasons for such denial; (ii) the specific reference to pertinent provisions of this Plan on which such denial is based;
(iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation why such material or such information is necessary; and (iv) appropriate information as to the steps to be taken if the claimant wishes to submit the claim for review. If such a written opinion is not furnished to the claimant within the reply period (as it may be extended for reasonable cause by the Administrative Committee), the claim shall be deemed to have been denied.

                  Section 9.5.3 Request for Review. Within sixty (60) days after the receipt by the claimant of a written or a deemed denial, the claimant may request in writing that the Administrative Committee review the determination. Such request must be addressed to Administrative Committee, at its the Company's then principal place of business. The claimant or his or her duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Administrative Committee. If the claimant does not request a review of the determination by the Administrative Committee within such sixty- (60-) day period, he or she shall be barred and estopped from challenging the determination.

                  Section 9.5.4 Review of Decision. Within sixty (60) days after the Administrative Committee's receipt of a request for review, it shall review its determination. After considering all materials presented by the claimant, the Administra-tive Committee shall render a written opinion, written in a manner calculated to be understood by the claimant, setting forth the specific reasons for the decision and containing specific references to the pertinent provisions of this Plan on which the decision is based. If special circumstances require that the sixty- (60-) day time period be extended, the Administrative Committee will so notify the claimant and will render the decision as soon as possible, but no later than one hundred twenty (120) days after receipt of the request for review. If the Administrative Committee's decision on review is not furnished to the claimant within the time limitations described above, the claim will be deemed denied on review.

                  Section 9.5.5 Binding Effect. All claim decisions made by the Administrative Committee pursuant to this Section 9.6 shall, in the absence of a showing of bad faith, be deemed final and non-appealable to the extent they pertain to prior determinations made by the Administrative Committee under
Section 5.1 or Section 6.1.

                                    ARTICLE X

                                  MISCELLANEOUS

         Section 10.1 No Transfers. The Participant shall not have, during his lifetime, any right to assign or alienate in any other manner any rights he may have under the Plan, nor shall any such rights be subject to garnishment or any similar procedure.

         Section 10.2 Nature of Plan; Remedies. This Plan is in the nature of a contract between the Company and the Participant. If the Company shall commit or threaten to commit a breach of any of its obligations hereunder, any person adversely affected thereby shall be entitled, in addition to any other remedy to which he may be entitled at law or in equity, to an injunction or injunctions to prevent breaches of the provisions of this Plan and to have the right to have the provisions of this instrument specifically enforced, it being acknowledged and agreed that any such breach would cause irreparable damage to such person for which money damages could not provide an adequate remedy.

         Section 10.3 Headings and Captions. The headings and captions contained in this Plan are inserted for convenience only and shall not in any way affect the meaning or interpretation hereof.

                  Section 10.4 Construction. No strict rule of construction shall be applied against the Company.

         Section 10.5 Late Payments. If all or any portion of any amount payable to the Participant or the Company pursuant to this agreement is made more than ten (10) days after such payment is due, such past due payment shall bear simple interest (on the basis of a 360-day year) from the due date thereof at a rate equal to four percentage points over the rate of interest publicly announced by Citibank, N.A. as its prime rate in effect at its principal office in New York City, as such rate may fluctuate from time to time.

         Section 10.6 Assignment. No amount distributable or to become distributable to any person under this Plan shall be transferable, assignable or subject to interference or control by any creditors of such person, or subject to any claim for alimony or for the support of a spouse pursuant to a decree of divorce or legal separation, or to being taken or reached by any legal or equitable process in satisfaction of any debt or obligation of such person prior to his receipt of such amount.

         Section 10.7 Severability. If any particular provision of this Plan shall be found to be illegal, invalid or unenforceable in any situation or jurisdiction, such provision shall not affect the validity or enforceability of the remaining provisions hereof or the validity or enforceability of the offending provision in any other situation or jurisdiction. If the final judgment of a court of competent jurisdiction declares any provision of this Plan illegal, invalid or unenforceable, such court shall have the power to reduce the scope, duration or area of such provision, to delete specific words or phrases, or to replace any illegal, invalid or unenforceable provision with a provision that is legal, valid and enforceable and that comes closest to expressing the intention of the offending provision

         Section 10.8 Applicable Law. This Plan shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of New York.

         Section 10.9 Jurisdiction; Counsel Fees. Any legal proceedings arising under or relating to this Plan shall be brought in any federal or state court of general jurisdiction that is situated within the county and state of New York. The reasonable attorneys' fees, court costs, expert witness fees and other expenses of the prevailing party or parties in any such proceeding shall be paid by the other party or parties to such proceeding, in such proportions as the court shall deter-mine, unless the court determines, on the basis of all the facts and circumstances, that the position of such other party or parties was substantially justified or that other circumstances made an award of litigation expenses unjust. For purposes of this Section 10.9, a party shall be deemed to have prevailed in a legal proceeding if he substantially prevailed with respect to the amount in controversy or the most significant issue or set of issues actually litigated and decided.

         Section 10.10 Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two Business Days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         If to the Participant:        Mr. Sheldon L. Ginsberg
                                       969 East Broadway
                                       Woodmere, New York 11598

         With a copy to:               Mr. Steven Ginsberg
                                       162 Candlewick Lane
                                       Bridgewater, New Jersey 08807

         If to the Company:            Lazare Kaplan International Inc.
                                       529 Fifth Avenue
                                       New York, New York 10022
                                       Attn:  Administrative Committee

                                              of the Board of Directors

         With a copy to:               Warshaw Burstein Cohen
                                         Schlesinger & Kuh, LLP

                                       555 Fifth Avenue
                                       New York, New York 10017

                                       Attn:  Frederick R. Cummings, Esq.

         Executed as of the 1st day of June, 1997.

                                       LAZARE KAPLAN INTERNATIONAL INC.

                                       By:___________________________

                                                                      APPENDIX A

                                  ERISA RIGHTS

         The Regulations of the Department of Labor require that the following information with respect to your rights under ERISA be annexed to this instrument.

         As the sole participant in the Sheldon L. Ginsberg Retirement Benefit Plan of Lazare Kaplan International Inc., you are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974 ("ERISA"). ERISA provides that you shall be entitled to:

                  (i) Examine, without charge, at the Plan administrator's office and at other specified locations, all Plan documents, including any insurance contracts, and copies of all documents filed by the Plan with the U.S. Department of Labor, such as detailed annual reports and Plan descriptions.

                  (ii) Obtain copies of all Plan documents and other Plan information upon written request to the Plan administrator. The Plan administrator may make a reasonable charge for the copies.

                  (iii) Receive a summary of the Plan's annual financial report. The plan administrator is required by law to furnish you with a copy of this summary annual report.

                  (iv) Obtain a statement telling you whether you have a right to receive a retirement benefit at your normal retirement age (age 65) and, if so, what your benefits would be at normal retirement age if you stop working under the Plan now. If you do not have a right to a retirement benefit, the statement will tell you how many more years you have to work to get a right to a retirement benefit. This statement must be requested in writing and is not required to be given more than once a year. The Plan must provide the statement free of charge.

                  (v) File suit in a federal court, if any materials requested are not received within 30 days of your request, unless the materials were not sent because of matters upon the control of the administrator. The court may require the Plan administrator to pay up to $100 for each day's delay until the materials are received.

         In addition to creating rights for you, ERISA imposes obligations upon the people who are responsible for the operation of the Plan.

         The people who operate your Plan, called "fiduciaries;" of the Plan, have a duty to act prudently and in the interest of you and your beneficiaries.

         No one, including your employer or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a retirement benefit or exercising your rights under ERISA.

         If your claim for a retirement benefit is denied in whole or in part, you must receive a written explanation of the reason for the denial. You have the right to have the Plan review and reconsider your claim.

         If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or federal court. If it should happen that Plan fiduciaries misuse the Plan's money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court. The court will decide who should pay court costs and legal fees.

         If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

         If you have any questions about your Plan, you should contract the Plan administrator.

         If you have any questions about this statement or about your rights under ERISA, you should contact the nearest area office of the United States Labor - Management Services Administration, Department of Labor.

                                                                      APPENDIX B

                                OTHER INFORMATION

PLAN NAME:                         Sheldon L. Ginsberg Retirement
                                   Benefit Plan of Lazare Kaplan
                                   International Inc.

PLAN SPONSOR:                      Lazare Kaplan International Inc.
                                   529 Fifth Avenue
                                   New York, New York 10022

EMPLOYER IDENTIFICATION
 NUMBER:

TYPE OF PLAN:                      Pension Plan

PLAN IDENTIFICATION
 NUMBER:

PLAN ADMINISTRATOR:                The Plan is administered by the
                                   Administrative Committee of the
                                   Board of Directors which maintains
                                   an office at:

                                   Lazare Kaplan International Inc.
                                   529 Fifth Avenue
                                   New York, NY 10022

AGENT FOR SERVICE
 OF LEGAL PROCESS: